EXHIBIT 99.1

Media Contacts:

Torrey Martin

tmartin@affiniongroup.com

(203) 956-8746

Sean Ryan

sryan@hodgespart.com

(804) 344-3212

Affinion Group Completes Sale of Insurance Division to Mill Point Capital

STAMFORD, Conn., Aug. 15, 2018 – Affinion Group, LLC, a subsidiary of Affinion Group Holdings, Inc. (together with its consolidated subsidiaries, “Affinion Group”), today announced that it has closed the previously announced sale of its insurance division, Affinion Insurance Solutions, to an affiliate of Mill Point Capital.

“The successful completion of the sale of our insurance business to Mill Point Capital allows us to focus on our core business of providing leading loyalty and engagement solutions to our clients and their customers and to pay down debt,” said Todd Siegel, CEO of Affinion Group. “Not only does the sale mark our next step in becoming a pure-play loyalty solutions company, but it also provides us with greater financial flexibility.”

As a result of the sale, Affinion Group will operate as a pure-play loyalty solutions company that uses leading technology and data-driven analytics to design, administer and fulfill loyalty and engagement programs that strengthen and enhance relationships for its clients around the globe.

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About Affinion Group

Affinion Group is one of the world’s leading loyalty and customer engagement solutions companies servicing over 250 million consumers with almost 6,150 client partner relationships and over 40 years of experience. We design, administer and fulfill loyalty and customer engagement programs that strengthen and expand the value of relationships for our leading clients around the globe, including many of the largest and most respected companies in the financial services, retail, travel, and internet commerce sectors. Based in Stamford, Conn., the Company has over 3,860 employees located in 20 countries across the globe. For more information, visit www.affinion.com.

About Affinion Insurance Solutions

An industry pioneer with over 45 years of experience, Affinion Benefits Group (now AIS) is a leading provider of marketing and insurance administration expertise to financial institutions and other partners. Affinion Benefits Group founded the customer appreciation program in 1979, which is widely marketed today, to provide a “thank you” benefit that enhances loyalty with financial institutions and provides valuable coverage for their consumers. Today, AIS is committed to delivering optimal marketing and industry-leading response rates with strong insurance carrier partnerships and a robust product suite. AIS is the brand behind their clients’ brands, enhancing partners’ customer affinity through relevant products and creative direct marketing strategies. These solutions work together to strengthen consumer engagement, increase brand loyalty and generate predictable and sustainable non-interest income for their clients. Products include Accidental Death & Dismemberment, Simplified Issue Term Life, Graded Whole Life, Hospital Accident Plan, and Recuperative Care Plans. For more information, visit www.affinioninsurancesolutions.com.

About Mill Point Capital

Mill Point Capital is a middle-market private equity firm focused on control-oriented investments in the business services and industrial sectors. The firm works with executive partners to leverage its investment professionals’ experience, while providing strategic and operational guidance designed to drive long-term value creation in its portfolio companies. Mill Point is based in New York, N.Y. For more information, visit www.millpoint.com.

Forward-Looking Statements

This press release may contain “forward-looking statements.” These forward-looking statements include, but are not limited to, references to the completion of the proposed transaction, Affinion Group’s expectations regarding the performance of its business, and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on Affinion Group’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, Affinion’s substantial leverage, restrictions contained in Affinion’s debt agreements, Affinion’s inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion with the Securities and Exchange Commission, including Affinion’s most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, none of Affinion Group Holdings, Inc. or its subsidiaries undertakes any obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

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